Exhibit 1

Sears Roebuck Acceptance Corp.

$1,500,000,000 Medium-Term Notes Series VII

DISTRIBUTION AGREEMENT

May 14, 2003

Sears Roebuck Acceptance Corp., a Delaware corporation (the "Company"), proposes to issue and sell from time to time its Medium-Term Notes Series VII (the "Notes") in an aggregate initial offering price up to U.S. $1,500,000,000 (or the equivalent in foreign currency or currency units), and agrees with each person serving as an agent pursuant to this Agreement (individually, an "Agent", and collectively, the "Agents") as set forth herein. Subject to the terms and conditions stated herein, the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase Notes from the Company and (ii) agrees that whenever it determines to sell Notes directly to any Agent as principal, it will enter into a separate agreement (each a "Terms Agreement"), substantially in the form of Annex I hereto, relating to such sale in accordance with Section 3(b) hereof (unless the Company and such Agent shall otherwise agree).

The Notes will be issued under an indenture, dated as of October 1, 2002 (the "Indenture"), between the Company and BNY Midwest Trust Company, as Trustee (the "Trustee"). The Notes shall have the currency denomination, maturities, annual interest rates (whether fixed or floating), redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Notes will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture and the Administrative Procedure attached hereto as Annex II as it may be amended from time to time by written agreement between the Agents and the Company (the "Procedure") and, if applicable, will be specified in a related Terms Agreement.

1. Each of the Company and Sears, Roebuck and Co. ("Sears") represents and warrants to, and agrees with, each Agent that:

(a) A registration statement on Form S-3 (Registration No. 333-92082) in respect of U.S. $9,500,000,000 aggregate principal amount (or the equivalent in foreign currency or currency units) of debt securities of the Company, including the Notes, has been filed with the Securities and Exchange Commission (the "Commission") in the form heretofore delivered to such Agent, excluding exhibits (whether or not incorporated by reference) to such registration statement but including all documents incorporated by reference in the prospectus included therein, and such registration statement in such form has been declared effective by the Commission and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement being hereinafter called a "Preliminary Prospectus;" the various parts of such registration statement, including all exhibits thereto but excluding Form T-1, each as amended at the time such part became effective, being hereinafter collectively called the "Registration Statement"; the prospectus relating to the Notes, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Securities Act of 1933, as amended (the "Act") as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any supplement to the Prospectus that sets forth only the terms of a particular issue of Notes being hereinafter called a "Pricing Supplement;" any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein by reference; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented specifically with respect to any Notes sold pursuant to this Agreement, in the form in which it is filed with the Commission pursuant to Rule 424(b) of Regulation C under the Act, including any documents incorporated by reference therein as of the date of such filing);

(b) Except for statements in such documents which do not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the Act and after substituting therefor any statements modifying or superseding such excluded statements (i) the documents incorporated by reference in the Prospectus, on their respective dates of effectiveness or filing with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, on their respective dates of effectiveness or filing, as the case may be, contained, in the case of documents which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) any further documents so filed and incorporated by reference in the Prospectus, on their respective dates of effectiveness or filing with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain, in the case of documents which become effective under the Act, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of documents which are filed under the Exchange Act with the Commission, an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties contained in this paragraph shall not apply to any statements or omissions made in such documents in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Notes; the Indenture has been duly qualified under, and conforms in all material respects to the requirements of, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); and

(c) Except for statements in documents incorporated therein by reference which do not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the Act and after substituting therefor any statements modifying or superseding such excluded statements, as of their respective dates of effectiveness or filing and as of the date hereof the Registration Statement and the Prospectus conformed and conform, and any amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, conform, in all material respects to the requirements of, as applicable, the Act and the Trust Indenture Act, and the respective rules and regulations of the Commission thereunder and, as of the respective dates of their effectiveness or filing with the Commission and as of the date hereof, neither the Registration Statement nor the Prospectus, each as amended or supplemented, contained or contain, and as of the date of any amendment or supplement thereto will contain, an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the representations and warranties contained in this paragraph shall not apply to any statements or omissions in the Registration Statement or the Prospectus as amended or supplemented made in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use therein.

2. The Company represents and warrants to, and agrees with, each Agent that:

(a) Upon payment therefor as provided herein and in any Terms Agreement, the Notes will have been duly and validly authorized, and (assuming their due authentication by the Trustee) will have been duly and validly issued and will be valid, binding and enforceable obligations of the Company in accordance with their terms, except as the same may be limited by insolvency, bankruptcy, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other laws similar to, relating to or affecting the enforcement of creditors' rights generally or by general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture; provided, however, that the Company makes no representation as to whether, with respect to any Notes denominated in a currency other than United States dollars, a court located in the United States would grant a judgment relating to the Notes in other than United States dollars, nor as to the date which any such court would utilize for determining the rate of conversion into United States dollars in granting such judgment;

(b) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement and any Terms Agreement will not conflict with or result in any breach which would constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company material to the Company, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company material to the Company, is subject, nor will such action result in any material violation of the provisions of the Certificate of Incorporation, as amended, or the By-Laws of the Company or, to the best of its knowledge, any statute or any order, rule or regulation applicable to the Company of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Company, and no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the solicitation of offers to purchase Notes and the issue and sale of the Notes, except as may be required under the Act, the Exchange Act, the Trust Indenture Act and securities laws of the various states and other jurisdictions in which the Agents will solicit offers to purchase Notes from the Company and will purchase Notes as principal, as the case may be; and

(c) Immediately after the settlement of any sale of Notes by the Company resulting from solicitation by such Agent hereunder and immediately after any Time of Delivery (as defined below) relating to a sale to an Agent as principal, the aggregate principal amount of Notes which shall have been issued and sold by the Company hereunder or under any Terms Agreement and of any debt securities of the Company (other than such Notes) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement.

3. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees to act as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus relating to the Notes as amended or supplemented from time to time and in the Procedure.

Subject to the provisions of this Section 3 and to the Procedure, offers for the purchase of Notes may be solicited by each Agent as agent for the Company at such time and in such amounts as such Agent deems advisable; provided, however, that the Company reserves the right to sell Notes directly on its own behalf or through other agents, dealers or underwriters, and to appoint additional persons from time to time to serve as Agents pursuant to this Agreement.

Each Agent agrees that it will not solicit an offer to purchase Notes or deliver any of the Notes in any jurisdiction outside the United States of America except under circumstances that will result in compliance with the applicable laws thereof. Each Agent understands that no action has been taken to permit a public offering in any jurisdiction outside the United States of America where action would be required for such purpose. The Agents further undertake that in connection with the distribution of Notes denominated in any foreign currency or currency unit, they will, as agent, directly or indirectly, not solicit offers to purchase and, as principal under any Terms Agreement or otherwise, directly or indirectly, not offer, sell or deliver, such Notes in or to residents of the country issuing such currency, except as permitted by applicable law.

The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Promptly after receipt of notice (which, if oral, shall be confirmed in writing pursuant to Section 12 hereof) from the Company, but in any event not less than one business day thereafter, the Agents will suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

The Company agrees to pay each Agent, at the time of settlement of any sale of a Note by the Company, the purchase of which is solicited by such Agent, a commission in United States dollars (which, in the case of Notes denominated in other than United States dollars, shall be based upon the Market Exchange Rate (as defined below) for such currency or currency unit at the time of any acceptance of an offer to purchase a Note) in an amount equal to the following percentage of the principal amount of such Note sold (or at such other amount as may from time to time be negotiated between such Agent and the Company):

Maturity	Commission (percentage of aggregate principal amount of Notes sold)
9 months to less than 1 year......................	.125%
1 year to less than 18 months....................	.150%
18 months to less than 2 years..................	.200%
2 years to less than 3 years.......................	.250%
3 years to less than 4 years.......................	.350%
4 years to less than 5 years.......................	.450%
5 years to less than 6 years.......................	.500%
6 years to less than 7 years.......................	.550%
7 years to less than 11 years.....................	.600%
11 years to less than 15 years...................	.625%
15 years to less than 20 years...................	.675%
20 years to 30 years..................................	.750%
Greater than 30 years...............................	to be negotiated

Notwithstanding anything herein to the contrary, if, at or prior to the time of settlement, the Company and an Agent have entered into, or such Agent has arranged for the Company to enter into, a contract with respect to the sale of Notes in the currency (other than United States dollars) or currency unit in which a Note has been denominated and the purchase of which was solicited by such Agent, the commission in United States dollars payable by the Company to such Agent shall be based upon the same exchange rate set forth in such contract.

The authorized denominations of Notes denominated in a currency or currency unit other than United States dollars shall be equivalent, as determined by the Market Exchange Rate for such currency or currency unit on the business day immediately preceding the date on which the offer for such Notes is accepted, of U.S.$1,000 (rounded down to an integral multiple of 1,000 units of such currency or currency unit but in no event rounded down to fewer than 1,000 units of such currency or currency unit), and any larger amount in an integral multiple of 1,000 units of such currency or currency unit. The authorized denominations of Notes denominated in United States dollars shall be U.S.$1,000 and any larger amount in integral multiples of $1,000.

The "Market Exchange Rate" on a given date for a given foreign currency means the noon buying rate in New York City for cable transfers in such currency as certified for customs purposes by the Federal Reserve Bank of New York on such date.

Unless otherwise agreed between the Company and each Agent, each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by it as Agent other than those rejected by such Agent in accordance herewith. The Company shall have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes received by it, and any such rejection by it shall not be deemed a breach of its agreements contained herein.

(b) Each sale of Notes to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Company and such Agent shall otherwise agree) a Terms Agreement, which will provide for the sale of such Notes and the purchase and reoffering thereof by the Agent. Terms Agreements, each of which shall be substantially in the form of Annex I hereto, may take the form of an exchange of any standard form of written telecommunication between any Agent, the Company and Sears, including by facsimile transmission. The Company, Sears and any Agent who is a party to a Terms Agreement agree to exchange executed copies of such Terms Agreement as promptly as practicable after they have entered into such Terms Agreement pursuant to the foregoing exchange of written telecommunication. The Agents may utilize a selling or dealer group in connection with the reoffering of the Notes purchased as principal.

For each sale of Notes to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Notes and payment therefor shall be as set forth in the Procedure. For each such sale of Notes to an Agent as principal that is not made pursuant to a Terms Agreement, the Company agrees to pay such Agent a commission (or grant an equivalent discount) as provided in Section 3(a) and in accordance with the schedule set forth therein or established from time to time pursuant thereto, except as the parties otherwise agree in writing.

Each time and date of delivery of and payment for Notes to be purchased by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Procedure, is referred to herein as a "Time of Delivery."

(c) Procedural details relating to the issue and delivery of Notes, the solicitation of offers to purchase Notes, and the payment in each case therefor, shall be as set forth in the Procedure. The provisions of the Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. Each of the Agents and the Company agrees to perform the respective duties and obligations specifically provided to be performed by each of them in the Procedure. The Company will furnish to the Trustee a copy of the Procedure as from time to time in effect. The Procedure may only be amended by written agreement of the Company and the Agents.

4. The documents required to be delivered pursuant to Section 8 hereof shall be delivered at the offices of Sears, Roebuck and Co., 3333 Beverly Road, Hoffman Estates, Illinois, at 3:00 p.m., New York City time, on the date of this Agreement, or at such other date and time as the Agents and the Company agree (such time and date being referred to herein as the "Closing Date").

5. Each of the Company and Sears covenants and agrees with each Agent:

(a) Prior to the termination of the offering of the Notes, to make no amendment or supplement to the Registration Statement or the Prospectus (except for a Pricing Supplement or a supplement relating solely to an offering of securities other than the Notes) without first having furnished the Agents with a copy of the proposed form thereof, and giving the Agents a reasonable opportunity to review the same; to advise the Agents promptly of any such amendment or supplement after such Time of Delivery and furnish the Agents with copies thereof; to prepare, with respect to any Notes to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by such Agent and to file such Pricing Supplement pursuant to Rule 424(b) under the Act not later than the close of business of the Commission on the second business day after the date on which such Pricing Supplement is first used or the date of determination of the offering price; and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company or Sears, respectively, with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, and during such same period to advise the Agents, promptly after the Company or Sears receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement and any supplement relating solely to any offering of securities other than the Notes) has been filed with, or mailed for filing to, the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Notes, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) Promptly from time to time to take such action as the Agents reasonably may request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Agents may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Notes; provided that in connection therewith neither the Company nor Sears shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) To furnish the Agents with copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus other than exhibits to the Annual Report on Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K of the Company and Sears) and with copies of the Prospectus as amended or supplemented, in the form in which it is filed with the Commission pursuant to Rule 424 under the Act or in the form first used to confirm sales which was not required to be filed pursuant to Rule 424 under the Act, in such quantities as the Agents may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Notes (including Notes purchased from the Company by such Agent as principal) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to (i) notify the Agents to suspend solicitation of offers to purchase Notes from the Company (and, if so notified, the Agents shall promptly cease such solicitations), (ii) prepare and cause to be filed with the Commission, after having furnished the Agents with a copy of the proposed form and given the Agents a reasonable opportunity to review the same, an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance and (iii) supply such Prospectus as then amended or supplemented to the Agents in such quantities as the Agents may reasonably request; if such amendment or supplement, and any documents, certificates and opinions furnished to the Agents pursuant to Section 8 in connection with the preparation or filing of such amendment or supplement are reasonably satisfactory in all respects to the Agents, the Agents will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement if such an amendment is required, resume the Agents' obligation to solicit offers to purchase Notes hereunder; if such amendment or supplement, or any documents, certificates and opinions furnished to the Agents pursuant to Section 8 in connection with the preparation or filing of such amendment or supplement, are not satisfactory to the Agents, the Agents will as promptly as reasonably practicable notify the Company and Sears in writing;

(d) To make generally available to its security holders, in accordance with the provisions of Rule 158 under the Act or otherwise, as soon as practicable, but in any event not later than forty-five days after the close of the period covered thereby (ninety days in the case of the last fiscal quarter in any fiscal year), earning statements of the Company and Sears and its consolidated subsidiaries (in form complying with the provisions of Section 11(a) and Rule 158 under the Act) covering each twelve-month period beginning, in each case, not later than the first day of the fiscal quarter of the Company or Sears, as the case may be, next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes; and

(e) That each acceptance by the Company of an offer to purchase Notes hereunder shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company and Sears contained in or made pursuant to this Agreement are true and correct in all material respects as of the date of such acceptance as though made at and as of such date, and an undertaking that, if a settlement occurs with respect to such acceptance, such representations and warranties will be true and correct as of such settlement date as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Notes).

6. The Company covenants and agrees with each Agent that, except as may otherwise be specified in any Terms Agreement, during the period beginning from the date of any Terms Agreement and continuing to and including the earlier of (a) the termination of the trading restrictions for the Notes purchased thereunder, of which termination such Agent or Agents party to the Terms Agreement agree to give the Company prompt notice confirmed in writing and (b) the Time of Delivery for such Notes, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which (i) mature nine months or more after such Time of Delivery, (ii) mature within six months of the maturity of such Notes and (iii) are denominated in the same currency or currency unit specified in the applicable Terms Agreement, without the prior written consent of such Agent or Agents, which consent shall not be unreasonably withheld, except pursuant to arrangements of which such Agent or Agents have been advised by the Company prior to the time of execution of such Terms Agreement, which advice is confirmed in writing (which may be by facsimile transmission, receipt acknowledged) to such Agent or Agents by the end of the business day following the date of such Terms Agreement.

7. The Company covenants and agrees with each Agent that the Company will pay or cause to be paid, whether or not any sale of Notes is consummated, the following: (i) the fees and expenses of the Company's counsel and accountants in connection with the registration of the Notes under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agents; (ii) the fees and expenses of counsel for the Agents, which counsel has been approved by the Company, incurred heretofore or hereafter in connection with the transactions contemplated hereunder; (iii) the cost of printing or reproducing this Agreement, any Terms Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iv) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 5(b) hereof, including fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (v) any fees charged by security rating services for rating the Notes; (vi) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Notes; (vii) the cost of preparing the Notes; (viii) the fees and expenses of any Trustee and any transfer or paying agent of the Company and the fees and disbursements of counsel for any Trustee or such agent in connection with any Indenture and the Notes; (ix) on a monthly basis all out-of-pocket expenses (including, without limitation, advertising expenses) incurred by such Agent connected with the solicitation of offers to purchase and the sale of Notes so long as such expenses have been approved by the Company; and (x) all other costs and expenses incident to the performance of the Company's obligations hereunder (other than costs and expenses incurred by any Agent) which are not otherwise specifically provided for in this Section 7. The Company further covenants and agrees with each Agent that the Company will indemnify and hold harmless each Agent from any documentary stamp or similar issue tax and any related interest or penalties (except to the extent that any such interest or penalties result from the failure of the Agents to timely pay any such tax of which they had knowledge) on the issue, sale or delivery of any of the Notes to the Agents.

8. The obligation of each Agent, as agent of the Company, at any time to solicit offers to purchase the Notes and the obligation of each Agent to purchase Notes as principal pursuant to any Terms Agreement or otherwise shall in each case be subject, in such Agent's discretion, to (i) the condition that all representations and warranties and other statements of the Company or Sears herein are true and correct in all material respects at and as of the Closing Date, as of the date of the effectiveness of any amendment to the Registration Statement (including the filing of any document incorporated by reference therein), as of the date any supplement to the Prospectus is filed with the Commission, as of any Time of Delivery, as of each acceptance by the Company of an offer to purchase Notes hereunder and as of each settlement date relating to such sale, (ii) the condition that each of the Company and Sears shall have performed all of its obligations hereunder theretofore to be performed, and (iii) the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Agents' reasonable satisfaction;

(b) All corporate proceedings and related matters in connection with the organization of the Company, the validity of the Indenture and the registration, authorization, issue, sale and delivery of the Notes shall have been satisfactory to the Agents' counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section 8(b);

(c) Counsel to the Company and Sears, who may be an employee of the Company or of Sears, shall have furnished to the Agents such counsel's written opinion, dated the Closing Date, and, if so specified in any Terms Agreement, the applicable Time of Delivery, and dated the date of effectiveness of each amendment or the filing of each supplement to the Registration Statement or the Prospectus (including the filing under the Act or the Exchange Act of documents incorporated by reference in the Prospectus as amended or supplemented but excluding amendments or supplements (i) relating solely to an offering of securities other than the Notes, (ii) constituting a Pricing Supplement, or (iii) relating solely to the incorporation by reference of Sears' proxy statement for its annual meeting of shareholders or of a filing by the Company or Sears of a Current Report on Form 8-K under the Exchange Act unless in the case of clause (iii) above, in such Agent's reasonable judgment, such financial statements or other information contained in such documents are of such a character that an opinion of counsel should be furnished), as the case may be, in form and substance satisfactory to the Agents in the Agents' reasonable judgment to the effect that:

(i) Each of the Company and Sears has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective state of incorporation;

(ii) All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. The authorized capital stock of the Company consists of 500,000 shares of common stock, par value $100.00 per share, all of the issued and outstanding shares of which are owned by Sears, free and clear of any security interests, claims, liens or encumbrances, and the authorized capital stock of Sears is as set forth or incorporated by reference in the Registration Statement;

(iii) The Company is not an "investment company" that is registered or required to be registered under the Investment Company Act of 1940, as amended;

(iv) This Agreement (and, if the opinion is being given pursuant to this Section 8(c) as a result of the Company's having entered into a Terms Agreement requiring such opinion, the applicable Terms Agreement) with respect to the Notes has been duly authorized, executed and delivered on the part of the Company and Sears;

(v) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement and any applicable Terms Agreement with respect to the Notes will not (a) conflict with or result in any breach which would constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company, material to the Company, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company, material to the Company, is subject, (b) result in any material violation of the provisions of the Certificate of Incorporation, as amended, or the By-Laws, as amended, of the Company or (c) to the best of the knowledge of such counsel, result in any material violation of any statute or any order, rule or regulation applicable to the Company of any court or any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, other than the securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Notes, as to which such counsel need express no opinion; and, to the best knowledge of such counsel, no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the issue and sale of the Notes except as has been obtained or effected under the Act, the Exchange Act and the Trust Indenture Act or as may be required by the securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Notes;

(vi) The Indenture has been duly authorized, executed and delivered on the part of the Company, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the foregoing may be limited by insolvency, bankruptcy, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law) and has been qualified under the Trust Indenture Act; the Notes have been duly authorized and (assuming their due authentication by the Trustee) when duly executed, issued, and delivered pursuant to the Indenture and sold and paid for in accordance with the terms of this Agreement and the applicable Terms Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, entitled to the benefits of the Indenture, except as the same may be limited by insolvency, bankruptcy, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(vii) The Fixed Charge Coverage and Ownership Agreement dated September 24, 2002 between the Company and Sears has been duly authorized, executed and delivered by the parties thereto and is a valid and binding instrument of the parties thereto enforceable in accordance with its terms except as the same may be limited by insolvency, bankruptcy, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(viii) Such counsel does not know of any pending legal or governmental proceedings required to be described in the Prospectus as amended or supplemented (including documents incorporated by reference therein) which are not described as required;

(ix) Except for statements in such documents that do not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the Act and after substituting therefor any statements modifying or superseding such excluded statements, the documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related schedules, the analyses of operations and financial condition and other financial, statistical and accounting data therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

(x) Except for statements in such documents which do not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the Act and after substituting therefor any statements modifying or superseding such excluded statements, the Registration Statement and the Prospectus as amended or supplemented (excluding the documents incorporated by reference therein) (other than the financial statements and related schedules, the analyses of operations and financial condition and other financial, statistical and accounting data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder; the answers in the Registration Statement to Items 9 and 10 (insofar as it relates to such counsel) of Form S-3 are to the best of such counsel's knowledge accurate statements or summaries of the matters therein set forth and fairly present the information called for with respect to those matters by the Act and the rules and regulations thereunder; and

(xi) Such counsel does not know of any contract or other document to which the Company or Sears or any subsidiary thereof is a party required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Prospectus as amended or supplemented which has not been so filed, incorporated by reference or described.

In rendering such opinion, such counsel may rely to the extent such counsel deems appropriate upon certificates of officers or other executives of the Company, Sears and its business groups and subsidiaries and of public officials as to factual matters and upon opinions of other counsel. In rendering the opinion referred to in subdivision (vi) above, such counsel need not express an opinion as to whether, with respect to any Notes denominated in a currency other than United States dollars, a court located in the United States of America would grant a judgment relating to the Notes in other than United States dollars, nor an opinion as to the date which any such court would utilize for determining the rate of conversion into United States dollars in granting such judgment. Such counsel shall additionally state, although such counsel has not independently verified, is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, that: (a) nothing has come to such counsel's attention which has caused such counsel to believe that any of the documents referred to in subdivision (ix) above (other than the financial statements and related schedules, the analyses of operations and financial condition and other financial, statistical and accounting data therein, as to which such counsel need express no belief), in each case after excluding any statement in any such document which does not constitute part of the Registration Statement or the Prospectus as amended or supplemented pursuant to Rule 412 of Regulation C under the Act and after substituting therefor any statement modifying or superseding such excluded statement, when it became effective or was filed, as the case may be, contained, in the case of documents which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (b) nothing has come to such counsel's attention which has caused such counsel to believe that the Registration Statement or the Prospectus as amended or supplemented (other than the financial statements and related schedules, the analyses of operations and financial condition and other financial, statistical and accounting data therein, as to which such counsel need express no belief) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) On the Closing Date, and, if so specified in any Terms Agreement, the applicable Time of Delivery, and on the date of effectiveness of each amendment or the filing of each supplement to the Registration Statement or the Prospectus setting forth or incorporating by reference amended or supplemental financial information, as the case may be, the independent certified public accountants who have certified the financial statements of the Company and Sears and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Agents a letter or letters, dated the Closing Date or such applicable date, as the case may be, in form and substance satisfactory to the Agents, to the effect set forth in Annex III hereto (modified in the case of amended or supplemented financial information to reflect such amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, provided that if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference unaudited quarterly financial information, the scope of such letter, which shall be satisfactory in form and substance to such Agent, may be limited to relate to such unaudited financial information unless any other accounting, financial or statistical information included or incorporated by reference therein is of a character that, in the reasonable judgment of such Agent, such letter should address such other information);

(e) (i) The Company and Sears shall not have sustained, after the date of the latest audited financial statements included or incorporated by reference in the Prospectus and (A) prior to the Closing Date, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as contemplated in the Prospectus as amended or supplemented through the date of this Agreement and (B) prior to each Time of Delivery, any such loss or interference, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented through the date that the Agent agreed to purchase such Notes as principal; and (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented and (A) prior to the Closing Date, there shall not have been any material change in the capital stock accounts or long-term debt of the Company or any material adverse change in the general affairs, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented through the date of this Agreement and (B) prior to each Time of Delivery, there shall not have been any such change, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented through the date that the Agent agreed to purchase such Notes as principal, the effect of which, in any such case described in clause (i) or (ii), in the judgment of such Agent makes it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Notes from the Company or the purchase by such Agent of Notes from the Company as principal, as the case may be;

(f) During the period in which the Agents are soliciting offers to purchase Notes, including the period between the date that any Agent agreed to purchase such Notes as principal and the related Time of Delivery, no downgrading shall have occurred in the rating accorded the Company's or Sears debt securities by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services; provided, however, that this Section 8(f) shall not apply to any such rating agencies which shall have notified the Company of the downgrading in the rating of such debt securities and of which the Company shall have given the Agents written notice prior to the execution of any Terms Agreement;

(g) During the period in which the Agents are soliciting offers to purchase Notes, including the period between the date that any Agent agreed to purchase such Notes as principal and the related Time of Delivery, none of the following events shall have occurred: (i) the United States shall have become engaged in the outbreak or escalation of hostilities involving the United States or there has been a declaration by the United States of a national emergency or a declaration of war, (ii) a banking moratorium shall have been declared by either Federal or New York State authorities or, in the case of Notes denominated in other than United States dollars, by the authorities of the country of the currency in which such Notes are denominated or a material disruption in securities settlement or clearance services in the United States shall have occurred, (iii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established by such Exchange, (iv) in the case of Notes denominated in other than United States dollars, any change shall have occurred involving exchange controls, taxation or similar matters, any of which events, in the Agents' judgment, renders it impractical or inadvisable to proceed with the solicitation by the Agents of offers to purchase Notes from the Company or the purchase by the Agents of Notes from the Company as principal, as the case may be, or (v) there shall have been any change in national or international political, legal, tax or regulatory conditions, any of which events, in your judgment, causes a substantial deterioration in the price and/or value of the Notes; and

(h) Each of the Company and Sears shall have furnished or caused to be furnished to the Agents at the Closing Date, and, if so specified in any Terms Agreement, the applicable Time of Delivery, and at the date of effectiveness of each amendment or the filing of each supplement to the Registration Statement or the Prospectus (including the filing under the Act or the Exchange Act of documents which are incorporated by reference in the Prospectus as amended or supplemented but excluding amendments or supplements (i) relating solely to an offering of securities other than the Notes, (ii) constituting a Pricing Supplement, or (iii) relating solely to the incorporation by reference of Sears' proxy statement for its annual meeting of shareholders or of a filing by the Company or Sears of a Current Report on Form 8-K under the Exchange Act, unless in the case of clause (iii) above, in such Agent's reasonable judgment, the information contained in such documents is of such a character that certificates of officers referred to below should be furnished) certificates of officers of the Company and Sears satisfactory to the Agents, as to the accuracy at and as of the Closing Date or such applicable date, as the case may be, of the representations, warranties and agreements of the Company and Sears, respectively, herein and as to the performance by each of the Company and Sears of all its obligations hereunder to be performed at or prior to the Closing Date or such applicable date, as the case may be, and the Company shall have also furnished the Agents similar certificates satisfactory to the Agents as to the matters set forth in subdivision (a) of this Section 8.

(i) Mayer, Brown, Rowe & Maw, special tax counsel for the Company, shall have furnished to the Agents at the Closing Date their written opinion, dated the Closing Date, in form satisfactory to the Agents in their reasonable judgment, as to matters set forth under "Material United States Federal Tax Considerations" in the Prospectus as amended or supplemented.

(j) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Agents, shall have furnished to the Agents at the Closing Date a letter from such counsel dated the Closing Date, in form and substance satisfactory to the Agents in their reasonable judgment, to the effect that: (a) no information has come to such counsel's attention that causes such counsel to believe that the Registration Statement, as amended or supplemented, including the documents incorporated by reference therein (except the financial statements and schedules and other financial and statistical data included therein, as to which such counsel need express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (b) no information has come to such counsel's attention that causes such counsel to believe that the Prospectus, as amended or supplemented, including the documents incorporated by reference therein (except the financial statements and schedules and other financial and statistical data included therein, as to which such counsel need express no view) contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

9. (a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Prospectus as amended or supplemented, or any amendment or supplement thereto furnished by the Company or Sears, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement or the Prospectus as amended or supplemented or any amendment or supplement thereto) necessary to make the statements therein not misleading or (in the case of any Preliminary Prospectus) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, or the Registration Statement, the Prospectus or the Prospectus as amended or supplemented or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein; and provided, further, that the Company shall not be liable to any Agent or any person controlling such Agent under the indemnity agreement in this subdivision (a) with respect to the Preliminary Prospectus or the Prospectus or the Prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such Agent or controlling person results solely from the fact that such Agent sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference), whichever is most recent, if the Company has previously furnished copies thereof to such Agent.

(b) Each Agent will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, or the Prospectus as amended or supplemented, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement or the Prospectus or the Prospectus as amended or supplemented or any amendment or supplement thereto) necessary to make the statements therein not misleading or (in the case of any Preliminary Prospectus) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus or the Registration Statement, the Prospectus or the Prospectus as amended or supplemented, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

(c) Within a reasonable period after receipt by an indemnified party under subdivision (a) or (b) above of notice of the commencement of any action with respect to which indemnification is sought under such subdivision or contribution may be sought under subdivision (d) below, such indemnified party shall notify the indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subdivision (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the contributing Agent on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates and also the relative fault of the Company and Sears on the one hand and the contributing Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the contributing Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Notes (before deducting expenses) to which such loss, claim, damage or liability (or action in respect thereof) relates received by the Company bear to the total commissions or discounts from the sale of Notes to which such loss, claim, damage or liability (or action in respect thereof) relates received by the contributing Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Sears on the one hand or the contributing Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the Company or Sears on the one hand and the contributing Agent on the other hand. With respect to any Agent, such relative fault shall also be determined by reference to the extent (if any) to which such losses, claims, damages or liabilities (or actions in respect thereof) with respect to any Preliminary Prospectus result from the fact that such Agent sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished copies thereof to such Agent. The Company and the contributing Agent agree that it would not be just and equitable if contribution pursuant to this subdivision (d) were determined by per capita allocation among the contributing parties (even if all contributing Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subdivision (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subdivision (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes that relate to such loss, claim, damage or liability (or action in respect thereof) purchased by or through such Agent were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission in connection with the Notes from which such loss, claim, damage or liability (or action in respect thereof) arose. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this subdivision (d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and each Agent's obligations under this Section 9 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or Sears and to each person, if any, who controls the Company within the meaning of the Act.

10. In soliciting offers to purchase Notes from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), each Agent is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company.

11. The respective indemnities, agreements, representations, warranties and other statements of any Agent, the Company and Sears, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement or any Terms Agreement, shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, the Company, Sears, or any officer or director or controlling person of the Company or Sears, and shall survive each delivery of and payment for any of the Notes.

12. The provisions of this Agreement relating to the solicitation of offers to purchase Notes from the Company may be suspended or this Agreement may be terminated at any time by the Company as to any or all Agents or by any Agent insofar as this Agreement relates to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company, as the case may be. Unless otherwise agreed by the respective parties, any such suspension or termination shall be effective immediately with respect to the party giving such notice and, in the case of the party receiving such notice, at the close of business on the first business day following the receipt of such notice. In the event of such suspension or termination with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, and (y) the Company shall not have any liability to such Agent and such Agent shall not have any liability to the Company, except as provided in any Terms Agreements and in the fifth paragraph of Section 3(a), Section 5(c), Section 5(d), Section 7, Section 9, Section 10, Section 11 and Section 16; provided that if at the time of termination of this Agreement with respect to such Agent an offer to purchase Notes by or through such Agent has been accepted by the Company but the time of settlement for such Notes has not occurred, the provisions of Section 3(b), Section 3(c) and all of Section 5 shall survive until the time of such settlement.

13. Except as otherwise specifically provided herein or in the Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Agent shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to such Agent at the address or facsimile transmission number set forth in the Appointment and Acceptance of Agent relating to the appointment of such Agent, and if to the Company shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to the Company at 3711 Kennett Pike, Greenville, Delaware 19807, Attention: James G. Keane, Secretary, Facsimile Transmission No. (302) 434-3156, and if to Sears shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to Sears at 3333 Beverly Road, Hoffman Estates, Illinois 60179, Attention: Senior Vice President and General Counsel, Facsimile Transmission No. (847) 286-0959 with a copy to the Vice President and Treasurer, Facsimile Transmission No. (847) 286-2055. Without limiting the effectiveness of any notice sent by facsimile transmission, upon request of any party hereto, any statements, requests, notices and advices transmitted by facsimile shall be promptly followed by delivery of executed documents by registered mail.

14. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent, the Company and Sears, and to the extent provided in Section 9, Section 10 and Section 11 hereof, the officers and directors of the Company and Sears and any person who controls any Agent or the Company, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Notes through or from any Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a legal holiday for banking institutions in any of the City of Chicago, The City of New York, the City of Wilmington, Delaware or the city in which the principal corporate trust office of the Trustee is located.

16. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

17. This Agreement (including such Appointments and Acceptances of Agent as may be executed and delivered by the Company and Sears and accepted by one or more Agents from time to time) and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

APPOINTMENT AND ACCEPTANCE OF AGENT

Each agent designated below is hereby appointed as an Agent on the terms and conditions set forth in the Distribution Agreement. Upon acceptance of such appointment by signing and returning to us three counterparts hereof, the Distribution Agreement shall constitute a binding agreement between the Company, Sears and each such Agent in accordance with its terms.
Very truly yours,

SEARS ROEBUCK ACCEPTANCE CORP.

By:	/s/ Keith E. Trost President

SEARS, ROEBUCK AND CO.

By:	/s/ Larry R. Raymond Vice President and Treasurer

Agents Designated Hereby:

Accepted in New York, New York, as of the date set forth on the first page of the Distribution Agreement:

Barclays Capital Inc.
Address: 200 Park Avenue
New York, NY 10166
Attn: MTN Trading

Facsimile Transmission No.: (212) 412-7305

By:/s/Pamela Kendall
     Authorized Signatory

Bear, Stearns & Co. Inc.
Address: 383 Madison Avenue
New York, NY 10179
Attn: Mr. Joel Schlesinger

Facsimile Transmission No.: (212) 272-6227

By:/s/Joel Schieslinger
   Joel Schieslinger
   Authorized Signatory

Citigroup Global Markets Inc.
Address: 388 Greenwich Street
New York, NY 10013
Attn: Medium-Term Note Department

Facsimile Transmission No.: (212) 816-0949

By:/s/Marco Habert
Authorized Signatory

Goldman, Sachs & Co.
Address: 85 Broad Street, 9th Floor
New York, NY 10004
Attn: Registration Department

Facsimile Transmission No.: (212) 902-3000

By: Goldman, Sachs & Co
(Goldman, Sachs & Co.)

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Address: 4 World Financial Center, Floor 15
New York, NY 10080
Attn: MTN Product Management

Facsimile Transmission No.: (212) 449-2234

By:/s/William Susman
Authorized Signatory
William susman
Managing Director

Morgan Stanley & Co. Incorporated
Address: 1585 Broadway, 2nd Floor
New York, NY 10036
Attn: Manager - Continuously Offered Products

Facsimile Transmission No.: (212) 761-0780

with a copy to:
Morgan Stanley & Co. Incorporated
1585 Broadway, 29th Floor
New York, NY 10036
Attn: Peter Cooper, Investment Banking Information Center

Facsimile Transmission No.: (212) 761-0260

By:/s/Hal Hendershot
Authorized Signatory

ANNEX I

Sears Roebuck Acceptance Corp.

$1,500,000,000 Medium-Term Notes Series VII

TERMS AGREEMENT

_______________________
_______________________
_______________________

Ladies and Gentlemen: ,                                                                                                                                         20__

Sears Roebuck Acceptance Corp. (the "Company") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated May 14, 2003 (the "Distribution Agreement"), between the Company and Sears, Roebuck and Co. ("Sears") on the one hand and the Agents thereunder on the other, to issue and sell to you the securities specified in the Schedule hereto (the "Purchased Notes"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by such firms, as agents of the Company, of offers to purchase Notes is incorporated herein by reference in its entirety, and shall be deemed to be part of this Agreement to the same extent as if such provisions had been set forth in full herein, provided that for purposes of this Agreement all references in the Distribution Agreement to the "Agents" shall be deemed to refer to you alone. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions in the Distribution Agreement relating to the solicitation of offers to purchase securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement and at and as of the Time of Delivery of the Purchased Notes, except that each representation and warranty in Sections 1 and 2 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement and the Time of Delivery in relation to the Prospectus as amended and supplemented to relate to the Purchased Notes. Unless otherwise defined herein, terms defined in the Distribution Agreement are used herein as therein defined.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Notes, in the form heretofore delivered to you, is now proposed to be filed with, or in the case of a supplement, mailed for filing to, the Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to you and you agree to purchase from the Company the Purchased Notes, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you, the Company and Sears.
SEARS ROEBUCK ACCEPTANCE CORP.

By:

SEARS, ROEBUCK AND CO.

By:

Accepted:
[_______________________________________

By:	]

SCHEDULE TO ANNEX I

Title of Purchased Notes:
       Medium-Term Notes, Series VII
       [ % Notes due ]

Aggregate Principal Amount:
       [$ or units of other Specified Currency]

[Currency Swap or Forward Arrangements:]

[Price to Public:]

Purchase Price by :
       % of the principal amount of the Purchased Notes [, plus accrued interest from to ] [and accrued amortization, from to ]

Specified Funds for Payment of Purchase Price:
       Immediately available funds

Indenture:
       Indenture, dated as of October 1, 2002, as supplemented to the date hereof, between the Company and BNY Midwest Trust Company, as Trustee

Form of Purchased Notes:
       [Certificated form only][Global form only]

Time of Delivery:

Closing Location:

Maturity:

Interest Rate:
       [ %] [Specify floating rate provisions, if any]

Interest Payment Dates:
       [months and dates]

Sinking Fund Provisions:
       None

Redemption Provisions:

Documents to be Delivered:
       The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:
              [(1) The opinion referred to in Section 8(c).]
              [(2) The accountants' letter or letters referred to in Section 8(d).]
              [(3) The officers' certificate referred to in Section 8(h).]

Lock-Out Provisions:
       [Describe modifications, if any, to the lock-out provisions set forth in Section 6 of the Distribution
       Agreement.]

Syndicate Provisions:
       [Set forth any provisions relating to underwriters' default and step-up of amounts to be purchased by underwriters acting with ]

ANNEX II

Sears Roebuck Acceptance Corp.

ADMINISTRATIVE PROCEDURE

Medium-Term Notes Series VII (the "Notes") due at least nine months from the date of issue in the aggregate initial offering price of up to $1,500,000,000 are to be offered from time to time by Sears Roebuck Acceptance Corp. (the "Company") through agents of the Company (together, in such capacity, the "Agents"). Each Agent has agreed to use its reasonable efforts to solicit offers to purchase Notes directly from the Company (an Agent, in relation to a purchase of a particular Note by a purchaser solicited by such Agent, being herein referred to as the "Selling Agent") and may also purchase Notes from the Company as principal (an Agent, in relation to a purchase of a Note by such Agent as principal other than pursuant to a Terms Agreement being herein referred to as the "Purchasing Agent"). The Notes are being sold pursuant to a Distribution Agreement, dated May 14, 2003 (the "Distribution Agreement"), between the Company, Sears, Roebuck and Co. ("Sears") and the Agents, to which this Administrative Procedure is attached as Annex II.

The Notes will be issued pursuant to an Indenture, dated as of October 1, 2002 (the "Indenture"), between the Company and BNY Midwest Trust Company, as Trustee (the "Trustee"). The Bank of New York, an affiliate of the Trustee, may perform certain duties of the Trustee described in this Administrative Procedure on behalf of the Trustee. The Notes will rank equally with all of the Company's other unsecured and unsubordinated debt and will have been registered under the Securities Act of 1933, as amended (the "Act").

Unless otherwise defined herein, terms defined in the Indenture or the Notes shall be used herein as therein defined.

In the case of purchases of Notes by any Agent as principal, the relevant terms and settlement details related thereto, including the Time of Delivery referred to in the first paragraph of Section 8 of the Distribution Agreement, will (unless the Company and such Agent otherwise agree) be set forth in a Terms Agreement entered into between such Agent and the Company and Sears pursuant to the Distribution Agreement.

The procedures to be followed during, and the specific terms of, the solicitation of offers by the Agents and the sale as a result thereof by the Company are explained below. The procedures are subject, and are qualified in their entirety by reference, to all of the respective provisions of the Distribution Agreement, the Notes and the Indenture.

The Company will advise each Agent in writing of those persons handling administrative responsibilities ("Designated Persons") with whom such Agent is to communicate regarding offers to purchase Notes and the details of their delivery.

I. General Procedures

Notes will be issued only in fully registered form and will be either (a) Notes represented by one or more global notes (each a "Global Note") held by the Trustee, as agent for The Depository Trust Company ("DTC") and recorded in the book-entry system maintained by DTC ("Book-Entry Notes") or (b) Notes delivered in certificated form to the Selling Agent or Purchasing Agent ("Certificated Notes"). All Notes will be issued as Book-Entry Notes except as otherwise approved in advance by the Company and except that non-U.S. dollar-denominated Notes will be issued as Certificated Notes only unless otherwise specified in an applicable amendment or supplement to the Prospectus, including a Pricing Supplement (as defined in the Distribution Agreement).

Maturities:	Each Note will mature on a date, selected by the purchaser and agreed to by the Company, which will be at least nine months from the date of original issuance by the Company of such Note (the "Settlement Date").

Price to Public:	Each Note will be issued at the percentage of principal amount specified in the Pricing Supplement relating to the Notes.

Currencies:	Notes will be denominated in U.S. dollars or in such other currency or currency unit as is specified in the applicable Pricing Supplement (the "Specified Currency").

Denominations:	The denomination of any Global Note or Certificated Note denominated in U.S. dollars will be a minimum of U.S. $1,000 or any amount in excess thereof in integral multiples of U.S. $1,000 and the denomination of any Global Note or Certificated Note denominated in a Specified Currency other than U.S. dollars will be a minimum of the equivalent in U.S. $1,000, as determined pursuant to the provisions of the Forms of Note, of such Specified Currency (rounded down to an integral multiple of 1,000 units of such Specified Currency, but in no event fewer than 1,000 units of such Specified Currency) and any amounts in excess thereof in integral multiples of 1,000 units of such Specified Currency.

Interest Payments:	As specified in the Indenture and the Note. Notes for which interest is calculated on the basis of a fixed interest rate are referred to herein as "Fixed Rate Notes." Notes for which interest is calculated at a rate or rates determined by reference to an interest rate formula are referred to herein as "Floating Rate Notes."

Acceptance of	Offers: Each Agent will promptly advise the Company by telephone or other appropriate means of offers to purchase Notes received by it other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it. Each Agent also may make offers to the Company to purchase Notes as a Purchasing Agent in accordance with Section 3(b) of the Distribution Agreement. The Company will have the sole right to accept offers to purchase Notes and may reject any such offer.

If the Company accepts an offer to purchase Notes, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be. If the Company rejects an offer, it will promptly notify the Agent involved.

Filing and Delivery of Prospectus:	If the Company accepts an offer to purchase a Note, the Company will prepare a Pricing Supplement reflecting the terms of such Note and will arrange to have a Pricing Supplement filed with the Securities and Exchange Commission (the "Commission") as soon as practicable after the preparation thereof and will supply at least one such Pricing Supplement (or additional copies if requested) to the Selling Agent or the Purchasing Agent, as the case may be, not later than 5:00 p.m., New York City time, on the Business Day following the date of acceptance of such offer. No settlements with respect to Notes upon such terms may occur prior to such filing.

With respect to each Note sold pursuant to the Distribution Agreement, the Selling Agent shall send a copy of the Prospectus as most recently amended or supplemented (together with the Pricing Supplement relating to such Note) to the purchaser or its agent prior to or together with the delivery of (a) the written confirmation of sale (including, in the case of a Book-Entry Note, the confirmation through DTC's Institutional Delivery System) or (b) the delivery of such Note, whichever is earlier. (For this purpose, entry of an SDFS (as defined below) deliver order through DTC's Participant Terminal System to credit a Note to the account of a Participant (as defined below) purchasing, or acting for the purchaser of, a Note shall be deemed to constitute delivery of such Note.)

Confirmation:	For each offer accepted by the Company, the Selling Agent will issue a written confirmation to each purchaser containing the Sale Information (as defined below), plus delivery and payment instructions.

Currency Swaps:	Unless otherwise requested by the Company, each time an Agent advises the Company of an offer to purchase Notes denominated in a currency or currency unit other than U.S. dollars, such Agent will provide the Company information with respect to currency swap or forward arrangements that, as of the time the offer is communicated to the Company, such Agent is prepared to enter into or arrange with a third party to enter into in order to exchange amounts to be received from the purchaser of such Note at the Settlement Date and to exchange amounts to be paid by the Company on the interest payment dates and at Maturity.

Settlement-- Sales as Principal:	In the event of a purchase of Notes by an Agent or Agents, as principal or underwriter (other than as Purchasing Agent), appropriate settlement details will be set forth in the applicable Terms Agreement to be entered into between such Agent or Agents and the Company pursuant to the Distribution Agreement.

Settlement-- Sales as Agent:	All offers solicited by the Agents and accepted by the Company will be settled on the third Business Day (as defined below) after the date of acceptance unless otherwise agreed by the purchaser and the Company and the Settlement Date shall be specified upon acceptance of such offer. The term "Business Day" means a Monday, Tuesday, Wednesday, Thursday and Friday which is (i) not a legal holiday for banking institutions in any of The City of New York, New York, the City of Chicago, Illinois or the City of Wilmington, Delaware or the city in which the principal corporate trust office of the Trustee is located or, if the Note is denominated in a currency other than U.S. dollars, in the principal financial center of the country of the Specified Currency or, in the case of the Euro, in Brussels, Belgium and (ii) if the Specified Currency is the Euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

Communication of Sale Information to the Company by Selling Agent or Purchasing Agent:	For each offer accepted by the Company, the Selling Agent or Purchasing Agent, as the case may be, will provide (unless provided by the purchaser directly to the Company) to a Designated Person by facsimile transmission or other acceptable means the following information (the "Sale Information"):

(1) If a Certificated Note, exact name of the registered owner,

(2) If a Certificated Note, exact address of the registered owner,

(3) If a Certificated Note, taxpayer identification number of the registered owner (if available),

(4) If a Book-Entry Note, the DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Global Note,

(5) Principal amount of the Note,

(6) Trade date of the Note,

(7) If a Fixed Rate Note, the interest rate,

(8) Settlement Date,

(9) Maturity date,

(10) Specified Currency in which the Note is to be denominated and, if other than U.S. dollars, the applicable exchange rate for such currency or currency unit,

(11) Indexed currency, the base rate and the exchange rate determination date, if applicable,

(12) Issue price,

(13) Selling Agent's commission or Purchasing Agent's discount, as the case may be (to be paid upon settlement as a discount from gross proceeds of sale except as provided below under "Delivery of Notes and Cash Payment"),

(14) Net proceeds to the Company,

(15) If a redeemable Note with a Redemption Commencement Date, such of the following as are applicable:

(i) Redemption Commencement Date,

(ii) Initial Redemption Price (% of par), and

(iii) Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date,

(16) If a redeemable or repayable Note with a Stated Redemption Date or Stated Redemption Dates, such of the following as are applicable:

(i) the Stated Redemption Date or Stated Redemption Dates,

(ii) whether the Note is redeemable or repayable at the option of the Company or the Holder or both,

(iii) the Redemption Price (% of par) on each Stated Redemption Date,

(iv) the notice period during which the option to redeem may be exercised, and

(v) the method by which notice of redemption is to be given.

(17) If a Floating Rate Note, such of the following as are applicable:

(i) Interest Rate Basis,

(ii) Initial Interest Rate,

(iii) Index Maturity,

(iv) Spread,

(v) Spread Multiplier,

(vi) Maximum Rate,

(vii) Minimum Rate,

(viii) Initial Interest Determination Date,

(ix) Interest Reset Dates,

(x) Calculation Dates,

(xi) Interest Determination Dates, and

(xii) Calculation Agent.

(18) Interest Payment Dates,

(19) Regular Record Dates,

(20) Original issue discount, if any,

(21) Denomination of certificates to be delivered at settlement, and

(22) That the Note is a Certificated Note (if applicable),

(23) To the extent known to the Agent, any information not otherwise expressly set forth in the Prospectus as amended or supplemented which is required pursuant to Item 501(b)(8) or 508 of Regulation S-K promulgated by the Commission, including, but not limited to, the initial public offering price of the Notes, if other than 100% of the principal amount, and

If an Agent purchases Notes as a principal, the extent, if any, to which the items specified in Sections 8(c), 8(d) and 8(h) of the Distribution Agreement are required to be furnished as of the Time of Delivery.

In addition, the Selling Agent will use its reasonable efforts to provide in writing one of the following to the Company and the Trustee:

a. In the case of a foreign registered owner (other than a Financial Institution (as defined below)), an IRS Form W-8 that has been duly and properly signed by the registered owner.

b. In the case of a registered owner which is a Financial Institution, a statement from the Financial Institution signed under penalties of perjury stating that the Financial Institution has received from the beneficial owner an IRS Form W-8 that has been duly and properly signed by the registered owner together with a copy of such Form W-8.

c. In the case of a registered owner who is a United States person, an IRS Form W-9 that has been duly and properly signed by the registered owner.

A "Financial Institution" is a securities clearing organization, a bank, or another financial institution that holds customers' securities in the ordinary course of its trade or business which holds a Note for a beneficial owner who is a foreign person.

After receiving the Sale Information, the Company will, after recording the Sale Information and any necessary calculations, provide appropriate documentation to the Trustee necessary for the preparation, authentication and delivery of such Note.

Change in Interest Rate, Maturity or Currency Denomination:	The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by, and the Maturity and currency denomination of, Notes that may be sold as a result of the solicitation of offers by the Agents.

Suspension of Solicitation; Amendment or Supplement:	The Company may instruct the Agents (which instruction may be given orally and confirmed in writing pursuant to Section 12 of the Distribution Agreement) to suspend solicitation of offers to purchase Notes at any time, whereupon the Agents will as promptly as possible (but in any event not later than one Business Day after receipt of such instruction) suspend solicitation until such time as the Company has advised the Agents that solicitation of offers to purchase Notes may be resumed. If the Company proposes to amend or supplement the Registration Statement or the Prospectus relating to the Notes (except in the case of a Pricing Supplement), it will promptly advise the Agents and will furnish to the Agents such proposed amendment or supplement and, after the Agents have been afforded a reasonable opportunity to review such amendment or supplement, will cause such amendment or supplement to be filed with the Commission. The Company will promptly provide the Agents with copies of any such amendment or supplement and confirm to the Agents that such amendment or supplement has been filed with the Commission.

In the event that at the time the Agents suspend solicitation of offers to purchase Notes there shall be any outstanding offers to purchase Notes that have been accepted by the Company but for which settlement has not occurred, the Company, consistent with its obligations under the Distribution Agreement, promptly will advise the Agents whether such sales may be settled and whether copies of the Prospectus as supplemented at the time of the suspension may be delivered in connection with the settlement of such sales. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such sales may not be settled or that copies of such prospectus may not be so delivered.

Advertising Cost:	The Company will determine with the Agents the amount of advertising that may be appropriate in the solicitation of offers to purchase the Notes. Advertising expenses will be paid by the Company.

II. Book-Entry Procedures

In connection with the qualification of Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance the Letter of Representations from the Company and The Bank of New York to DTC, dated May 12, 2003, and a Medium-Term Note Certificate Agreement, dated August 17, 1989 (the "Certificate Agreement") between The Bank of New York and DTC, and the Trustee's obligations (through The Bank of New York) as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:	All Fixed Rate Notes which have the same original issue date, redemption or repayment provisions, Interest Payment Dates, Regular Record Dates, interest rate, Specified Currency and maturity date (collectively, the "Fixed Rate Terms") will be represented initially by a single Global Note in fully registered form without coupons.

All Floating Rate Notes which have the same original issue date, redemption or repayment provisions, Interest Payment Dates, Regular Record Dates, Interest Rate Basis, Interest Determination Dates, Interest Reset Dates, Calculation Dates, Index Maturity, Spread or Spread Multiplier, if any, Minimum Rate, if any, Maximum Rate, if any, Specified Currency and maturity date (collectively, the "Floating Rate Terms") will be represented initially be a single Global Note in fully registered form without coupons.

Identification:	The Company has received from the CUSIP Service Bureau (the "CUSIP Service Bureau") of Standard & Poor's Corporation ("Standard & Poor's") a series of approximately 900 CUSIP numbers for future assignment to Global Notes, and the Company has delivered to the Trustee and DTC such list of such CUSIP numbers. The Trustee will assign CUSIP numbers to Global Notes as described below. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that have been assigned to Global Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC.

Registration:	Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Security Register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

Exchanges:	The Trustee, at the Company's request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the Global Note resulting from such exchange) specifying (a) the CUSIP numbers of two or more outstanding Global Notes having the same Fixed Rate Terms or Floating Rate Terms, as the case may be (except that original issue dates need not be the same), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Book-Entry Notes, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date.

Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid.

On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number. The CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.

Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 in aggregate principal amount, one replacement Global Note will be authenticated and issued to represent each $500,000,000 of principal amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes, subject to the minimum denomination restrictions described in General Procedures - Denominations (see "Denominations" below).

Denominations:	Global Notes representing Book-Entry Notes will be denominated in principal amounts not in excess of $500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each $500,000,000 principal amount of such Book-Entry Note or Book-Entry Notes and an additional Global Note will be issued to represent any remaining principal amount of such Book-Entry Note or Book-Entry Notes, subject to the minimum denomination restrictions described in General Procedures - Denominations. In such a case, each of the Global Notes representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:	DTC will arrange for each pending deposit message described under Settlement Procedure B below to be transmitted to Standard & Poor's, which will use the message to include certain terms of the related Global Note in the appropriate daily bond report published by Standard & Poor's.

Payments of Principal, Premium, if any, and Interest:	Payments of Interest Only. Promptly after each Regular Record Date (or as soon thereafter as such information is determined), the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than at Maturity), at the times and in the manner set forth below under "Manner of Payment."

Payments at Maturity. On or about the first Business Day of each month (or as soon thereafter as such information is determined), the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note maturing or subject to redemption or repayment in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium (if any) and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the maturity date of such Global Note. At such maturity date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal of and premium, if any, on such Global Note, together with interest due at such maturity date, at the times and in the manner set forth below under "Manner of Payment." Promptly after payment to DTC of the principal, premium, if any, and interest due at Maturity of all Book-Entry Notes represented by a particular Global Note, the Trustee will cancel such Global Note, make appropriate entries in its records and dispose of such Global Note as provided in the Indenture.

Manner of Payment. The total amount of any principal, premium and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in funds immediately available for use by the Trustee as of noon, New York City time, on such date. The Company will make such payment on such Global Notes by wire transfer to the Trustee or by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. The Company will confirm any such instructions in writing to the Trustee. For maturity, redemption and other principal payments, prior to 1:00 p.m., New York City time, on each such date or as soon as possible thereafter following receipt of such funds from the Company, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on Global Notes on such date; and for interest payments, the Trustee will pay DTC in same day funds on each Interest Payment Date in accordance with existing arrangements between the Trustee and DTC. Thereafter on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Once payment has been made to DTC, neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Book-Entry Notes to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Book-Entry Note, or as applicable law may otherwise require.

Settlement Procedures:	Settlement Procedures with regard to each Book-Entry Note sold by each Agent will be as follows:

A. Upon receiving the Sale Information, the Company will, as soon as practicable, advise the Trustee by facsimile transmission of the Sale Information and the name of such Agent.

B. The Trustee will assign a CUSIP number to the Global Note representing such Book-Entry Note and will communicate to DTC and the Agent through DTC's Participant Terminal System, a pending deposit message specifying such of the following Settlement information as applicable:

1. The following information:

(a) Principal amount of the purchase.

(b) In the case of a Fixed Rate Note, the interest rate, or, in the case of a Floating Rate Note, the Initial Interest Rate, the Interest Reset Dates, the Interest Payment Dates, the Interest Rate Basis, Index Maturity, Spread or Spread Multiplier, if any, and the Minimum Rate and Maximum Rate, if any.

(c) Settlement date.

(d) Maturity date.

(e) Price.

(f) DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Global Note.

2. The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Agent.

3. Identification as a Fixed Rate Note or a Floating Rate Note.

4. The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date, or in the case of Floating Rate Notes which reset weekly, the date five calendar days immediately preceding the applicable Interest Payment Date) and, for Fixed Rate Notes, the amount of interest payable on such Interest Payment Date per $1,000 principal amount of Note.

5. The frequency of interest payments.

6. The frequency of interest rate resets.

7. The CUSIP number of the Global Note representing such Book-Entry Notes.

8. Whether such Global Note represents any other Book-Entry Notes issued or to be issued.

9. The Trustee will also orally notify the Agent of the CUSIP number assigned to the Global Note.

C. The Trustee will prepare a Global Note representing such Book-Entry Note in a form that has been approved by the Company.

D. The Trustee will authenticate the Global Note representing such Book-Entry Note and maintain possession of such Global Note.

E. DTC will credit such Book-Entry Note to the participant account of the Trustee maintained by DTC.

F. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Trustee's participant account and credit such Book-Entry Note to the participant account of the Agent maintained by DTC and (ii) debit the settlement account of the Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Book-Entry Note less the Agent's commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Book-Entry Note has been executed, delivered and authenticated and (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

G. The Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Agent's participant account and credit such Book-Entry Note to the participant accounts of the Participants to whom such Book-Entry Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Agent maintained by DTC, in an amount equal to the initial public offering price of the Book-Entry Note so credited to their accounts.

H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures F and G will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

I. The Trustee will credit to an account of the Company maintained at BNY Midwest Trust Company funds available for immediate use in an amount equal to the amount credited to the Trustee's DTC settlement account in accordance with Settlement Procedure F.

J. The Agent will confirm the purchase of each Book-Entry Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus as most recently amended or supplemented (including the applicable Pricing Supplement) must accompany or precede such confirmation.

Settlement Procedures Timetable:	For offers accepted by the Company, Settlement Procedures A through J shall occur no later than the respective times (New York City time) listed below:

Settlement Procedure A B C D E F-G H I-J

Time

11:00 a.m. on the Business Day following the dateof acceptance.

2:00 p.m. on the Business Day following the date of acceptance.

5:00 p.m. on the Business Day before the Settlement Date.

9:00 a.m. on the Settlement Date.

10:00 a.m. on the Settlement Date.

2:00 p.m. on the Settlement Date.

4:45 p.m. on the Settlement Date.

5:00 p.m. on the Settlement Date.

Settlement Procedure H is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Book-Entry Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failures:	If the Trustee has not entered an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure F (which may be evidenced by facsimile transmission), the Trustee, at the Company's direction, shall deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, but no later than 2:00 p.m., New York City time, on any Business Day, a withdrawal message instructing DTC to debit such Book-Entry Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Global Note representing such Book-Entry Note that is at least equal to the principal amount of such Book-Entry Note to be debited. If withdrawal messages are processed with respect to all the Book-Entry Notes issued or to be issued represented by a Global Note, the Trustee will void such Global Note, make appropriate entries in its records and, unless otherwise directed by the Company, destroy the Certificate. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Book-Entry Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Book-Entry Notes (which shall be cancelled immediately after issuance), and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser (other than a Purchasing Agent) thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's Participant Terminal System debiting such Note free to such Agent's Participant Account and crediting such Note free to the Participant Account of the Trustee and shall notify the Trustee and the Company thereof. Thereafter, the Trustee, (i) will immediately notify the Company, once the Trustee has confirmed that such Note has been credited to its Participant Account, and the Company shall transfer by Fedwire (immediately available funds) to such Agent an amount equal to the price of such Note which was previously sent by wire transfer to the account of the Company maintained at BNY Midwest Trust Company in accordance with settlement procedure I, and (ii) the Trustee will deliver the withdrawal message and take the related actions described in the preceding sentences of this paragraph. Such debits and credits will be made on the Settlement Date, if possible, and in any event not later than 5:00 p.m. New York City time on the following Business Day. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Distribution Agreement, the Company will reimburse the Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company. In addition, if such failure shall have occurred by reason of a default by the Company or Sears in the performance of its obligations under the Distribution Agreement, the Company will pay the Selling Agent any commission to which it would have been entitled in connection with such sale.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Book-Entry Note that was to have been represented by a Global Note also representing other Book-Entry Notes, the Trustee will provide, in accordance with Settlement Procedures C and D, for the authentication and issuance of a Global Note representing such other Book-Entry Notes and will make appropriate entries in its records.

Trustee Not to Risk Funds:	Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents or DTC, it being understood by all parties that payments made by the Trustee to either the Company, DTC or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

III. Certificated Notes Procedures

Payment at Maturity:	As specified in the Indenture and the applicable form of Note.

Settlement:	Prior to 3:00 p.m., New York City time, on the Business Day prior to the Settlement Date, the Company will instruct the Trustee or its agent by facsimile transmission or other acceptable written means to authenticate and deliver the Certificated Notes no later than 2:15 p.m., New York City time, on the Settlement Date.

If the Settlement Date is the same day as the date of acceptance, then prior to 11:00 a.m., New York City time, on the Settlement Date the Company will instruct the Trustee or its agent by facsimile transmission or other acceptable written means to authenticate and deliver the Certificated Notes no later than 2:15 p.m., New York City time, on the Settlement Date. Certificated Notes denominated in a currency or currency unit other than U.S. dollars shall have a Settlement Date not less than two Business Days after the acceptance of the offer by the Company.

Delivery of Notes and Cash Payment:	Upon receipt of appropriate documentation and instructions, the Company will cause the Trustee to prepare and authenticate each Note and appropriate receipts.

Each Certificated Note shall be authenticated and dated on the Settlement Date therefor. The Trustee will deliver each authenticated Certificated Note to the Selling Agent for the benefit of the purchaser or the Purchasing Agent, as the case may be, in accordance with written instructions (or oral instructions confirmed in writing (which may be given by facsimile transmission) on the next Business Day) from the Company. Delivery by the Trustee of each Certificated Note will be made against a receipt therefor.

Upon verification by the Selling Agent that a Certificated Note has been prepared and properly authenticated and delivered by the Trustee and registered in the name of the purchaser in the proper principal amount and other terms in accordance with the Sale Information, payment will be made to the Company's account at the Trustee on behalf of the Company by the Selling Agent on behalf of the purchaser the same day as the Selling Agent's receipt of such Certificated Note in immediately available funds. If either (i) the Certificated Note is denominated in U.S. dollars or (ii) the Certificated Note is denominated in a currency or currency unit other than U.S. dollars and, at or prior to the Settlement Date, the Company and the Selling Agent have entered into, or the Selling Agent has arranged for the Company to enter into, a contract with respect to the sale of the Specified Currency, the amount payable by the Selling Agent pursuant to the preceding sentence shall be the issue price of the Certificated Note (or the U.S. dollar equivalent pursuant to such contract) less the Selling Agent's commission determined in accordance with Section 3(a) of the Distribution Agreement. In all other cases, the Selling Agent's commission shall not be discounted from the gross proceeds but shall be paid separately by the Company in U.S. dollars in immediately available funds on the Settlement Date. The payment by the Selling Agent shall be made only upon prior receipt by such Agent of immediately available funds from or on behalf of the purchaser in the Specified Currency unless such Agent decides, at its option, to advance its own funds for such payment against subsequent receipt of funds from the purchaser.

Upon delivery of a Certificated Note to the Selling Agent and the verification provided in the preceding paragraph, the Selling Agent shall promptly deliver such Certificated Note to the purchaser or its agent.

Failures:	In the event that a purchaser (other than a Purchasing Agent) shall fail to accept delivery of and make payment for any Certificated Note, the Selling Agent will forthwith notify the Trustee and the Company by telephone or by facsimile transmission. If the Certificated Note has been delivered to the Selling Agent on behalf of the purchaser, the Selling Agent will immediately return the Certificated Note to the Trustee. If funds have been advanced by the Selling Agent for the purchase of such Note, BNY Midwest Trust Company will, upon instruction by the Company and upon receipt of the Certificated Note, debit the account of the Company in an amount equal to the amount previously credited thereto in respect of the Note and will either credit the account of or return such funds to the Selling Agent. Such debits and credits or returns will be made on the Settlement Date if possible and, in any event, not later than the business day following the Settlement Date. If such failure shall have occurred for any reason other than default by the Selling Agent in the performance of its obligations under the Distribution Agreement, the Company will reimburse the Selling Agent on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. In addition, if such failure shall have occurred by reason of a default by the Company or Sears in the performance of its obligations under the Distribution Agreement, the Company will pay the Selling Agent any commission to which it would have been entitled in connection with such sale.

Immediately upon receipt of the certificate representing the Note in respect of which the failure occurred, the Trustee will void such Certificated Note, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy the certificate

Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents, it being understood by all parties that payments made by the Trustee to either the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

ANNEX III

Pursuant to Section 8(d) of the Distribution Agreement, the Company's and Sears' independent certified public accountants shall furnish letters to the effect that:

(i) They are independent public accountants with respect to the Company and Sears within the meaning of the Act and the regulations promulgated thereunder.

(ii) In their opinion, the financial statements of the Company and the consolidated financial statements and financial statement schedules of Sears audited by them and included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the regulations promulgated thereunder with respect to registration statements on Form S-3 and the Exchange Act and the regulations promulgated thereunder.

(iii) On the basis of procedures (but not an audit in accordance with auditing standards generally accepted in the United States of America) consisting of:

(a) Reading the minutes of the meetings of the stockholders, the board of directors, executive committee and audit committee of the Company and Sears as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

(b) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and Sears included or incorporated by reference in the Registration Statement and the Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus to the date of the latest available interim financial data; and

(c) Making inquiries of certain officials of the Company and Sears who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below and making such inquiries and performing such other procedures as may be specified in such letters;
nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

(1) the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the regulations promulgated thereunder;

(2) any material modifications should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and the Prospectus, for them to be in conformity with accounting principles generally accepted in the United States of America;

(3) (i) at the date of the latest available interim financial data and at the specified date not more than five business days prior to the date of the delivery of such letter or letters, there was any change in the capital stock, the long-term debt or the short-term debt, or any decreases in stockholders' equity or changes in other items specified by the Agents and agreed to by such independent certified public accountants, of the Company or Sears, as the case may be, on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or (ii) for the period from the date of the latest available financial data to a specified date not more than five business days prior to the delivery of such letter or letters, there was any change in the capital stock, the long-term debt or the short-term debt, or any decreases in stockholders' equity or changes in other items specified by the Agents and agreed to by such independent certified public accountants, of the Company or Sears, as the case may be, on a consolidated basis, except in all instances for changes or decreases which the Registration Statement and the Prospectus discloses have occurred or may occur, or they shall state any specific changes or decreases.

(iv) The letter or letters shall also state that they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Agents and agreed to by such independent certified public accountants, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and Sears identified in such letter or letters.

All references in this Annex III to the Prospectus shall be deemed to refer to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) as of the Closing Date referred to in Section 8(d) thereof and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) as of the date of the amendment, supplement, incorporation or the Time of Delivery relating to the Terms Agreement requiring the delivery of such letter under Section 8(d) thereof.